UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2007

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware                      001-13835             39-1661164
(State or Other Jurisdiction         (Commission file Number)         (IRS Employer
         of Incorporation)                                     Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL     60061
(Address of Principal Executive Offices)         (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2007, Applied NeuroSolutions, Inc. (the “Company”) entered into a Purchase Agreement with SF Capital Partners Ltd. (“SF Capital”) pursuant to which SF Capital agreed to purchase from the Company (i) 20,714,286 shares of our common stock at $0.14 per share and (ii) 6,214,286 warrants exercisable to purchase shares of common stock at an exercise price of $0.19 per share for an aggregate purchase price of $2.9 million. The Company will use the net proceeds from this transaction for general corporate purposes. The Company did not incur any banking fees associated with the transaction.

The securities sold in this private placement transaction were purchased by an accredited investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and thus subject to an exemption from registration under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering.

SF Capital also entered into a Registration Rights Agreement with the Company pursuant to which SF Capital has been granted certain registration rights with respect to the shares of common stock acquired in the transaction and the common stock underlying the warrants.

The closing of the transaction contemplated by the Purchase Agreement occurred on September 28, 2007. As a result of the sale of shares of common stock to SF Capital, the Company now has 129,599,242 shares of common stock issued and outstanding.

The Purchase Agreement, the form of Warrant and the Registration Rights Agreement will be filed as exhibits to the registration statement that the Company is required to file pursuant to the Registration Rights Agreement. A copy of the Registrant’s press release regarding the closing of this transaction with SF Capital is attached as Exhibit 99.1.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities

On September 28, 2007, the Company issued 20,714,286 shares of its common stock and 6,214,286 warrants to SF Capital Partners Ltd. in connection with the closing under the Purchase Agreement. The disclosure regarding the Company’s issuance of these securities is set forth in Item 1.01 of this Current Report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated October 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of October 2007.
APPLIED NEUROSOLUTIONS, INC.

By: /s/Ellen R. Hoffing____________
Name: Ellen R. Hoffing
Title:  Chief Executive Officer